Exhibit 10.24

                         AGREEMENT FOR CONSULTING SERVICES


                 THIS AGREEMENT, entered into effeective as of the 1st
            day of January, 1991, between Freeport-McMooRan Inc. ("FMI"), whose mailing address is P.O. Box 61520, New Orleans,
            Louisiana 70161, and B. M. Rankin, Jr. ("Consultant"), whose mailing address is 4500 Roland Avenue, Unit 604, Dallas, Texas 75219.

                                W I T N E S S E T H:


                 1. Consultant agrees to perform for FMI the services described in Section A of the annexed Schedule. Such services shall be performed during the period mentioned in Section B of this Schedule and at times and locations specified in the Schedule.

                 2. For satisfactory performance of the services described herein, FMI shall pay to Consultant the compensation provided for in Section C of the Schedule.

                 3. In performing services under this Agreement, Consultant shall operate as and have the status of an independent contractor and shall not act as or be an agent or employee of FMI.

                      All services performed by Consultant hereunder
            shall meet the approval of FMI, but the detailed manner and method of performing the services shall be under the control of Consultant, FMI being interested only in the results obtained.

                      Nothing in this agreement shall affect in any way
            any of Consultant's other agreements or arrangements with FMI.

                 4. Consultant agrees that he will perform the services with that standard of care, skill, and diligence normally provided in the performance of such services in respect to work similar to that hereunder. Consultant is hereby given notice that FMI will be relying on the accuracy, competence accuracy, competence and completeness of Consultant's services hereunder in utilizing the results of such services.

                 5. Consultant agrees that he will not divulge to third parties, without the written consent of FMI, any information obtained from or through FMI in connection with the performance of this Agreement unless (a) the information is known to Consultant prior to obtaining same from FMI, (b) the information is, at the time of disclosure by Consultant, then in the public domain, or (c) the information is obtained by Consultant from a third party who did not receive same, directly or indirectly, from FMI. Consultant further agrees that he will not, without the prior written consent of FMI, disclose to any third party any information developed or obtained by Consultant in the performance of this Agreement, except to the extent that said information falls within one of the categories in (a), (b), (c) above.

                 6. Unless otherwise agreed by FMI in writing, Consultant shall personally perform the services specified herein. This contract shall not be assigned by Consultant, whether by operation of law or otherwise, without the express prior written consent of FMI.

                 7. Consultant agrees to immediately notify FMI in writing of any existing or proposed association, contract or other business relationship with any individual, corporation or other organization which directly or indirectly has interests adverse to FMI.

                 8. The validity, operation and performance of this Agreement shall be governed and controlled by the law of the
            State of Louisiana, and its terms shall be construed and interpreted in accordance with said law.


            WITNESSES:                              FREEPORT-McMoRan INC


            /S/  Ursula L. Joseph                 By:  /S/ Thomas J. Egan

                                                         Thomas J. Egan
            /S/  Elizabeth J. Mancuso                    Vice President
                                                         & CEO


                                               CONSULTANT


            /S/ Shirley Raines                By:  /S/ B. M. Rankin, Jr.

                                                     B. M. Rankin, Jr.
            /S/ Sandra McGuire




                                      SCHEDULE



            SECTION A      -    Scope of Work


                      Consultant is to provide business consulting
            services including, without limitation, consulting services relating to finance, accounting and business development.

            SECTION B      -    Period of Performance


                 This Agreement shall be effective from January 1, 1991
            and shall continue for one year. Said Agreement shall be automatically continued for like terms unless and until cancelled by either party upon thirty (30) days' written notice prior to the end of any contract term.

            SECTION C      -    Compensation


                 1. A fee of $14,000.00 per calendar quarter shall be paid to Consultant for performance of the services described in Section A above during the contract term, to be paid quarterly in arrears.

                 2. Reasonable direct expenses, such as hotel and other lodging accommodations, transportation and travel associated with Section A above, will be reimbursable when authorized by FMI and supported by appropriate receipts.